UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/30/2009

NewMarket Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32190

Virginia	20-0812170
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

330 South Fourth Street, Richmond, VA 23219
(Address of principal executive offices, including zip code)

804-788-5000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 30, 2009, NewMarket Corporation (the "Company") entered into a Third Amendment (the "Third Amendment") to the Second Amended and Restated Revolving Credit Agreement dated December 21, 2006 (as previously amended by the First Amendment dated as of September 26, 2008 and by the Second Amendment dated as of March 24, 2009, the "A&R Credit Agreement"), by and among the Company, SunTrust Bank, as administrative agent, and the several banks and other financial institutions party thereto. All capitalized terms not defined in this Form 8-K are defined in the A&R Credit Agreement.

Generally, the Third Amendment:

- amends the Subsidiary definition to exempt the Charitable Foundation from being considered a Subsidiary of the Borrower;

- allows Liens on cash in an amount not to exceed $20 million for cash collateralization of the Foundry Park Rate Lock transaction;
- allows Investments in Real Estate Subsidiaries not to exceed $55 million at any time; and
- provides that transactions with the Charitable Foundation will not be considered transactions with an Affiliate.

This summary of the Third Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all the terms of the Third Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibit

10.1 Third Amendment to Second Amended and Restated Revolving Credit Agreement, dated as of December 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewMarket Corporation

Date: December 30, 2009	By:	/s/ David A. Fiorenza
David A. Fiorenza
Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Third Amendment to Second Amended and Restated Revolving Credit Agreement, dated as of December 30, 2009